UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   Form 8-K

                                CURRENT REPORT


               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934




Date of Report:                 August 18, 1997
(Date of earliest event reported)





                     ENRON GLOBAL POWER & PIPELINES L.L.C.
            (Exact name of registrant as specified in its charter)




        DELAWARE                       1-13584                 76-0456366

(State or other jurisdiction              (Commission File No.)             (I.R.S. Employer
     of incorporation or                                                   Identification No.)

         organization)


333 CLAY STREET, SUITE 1800
     HOUSTON, TEXAS     77002
(Address of principal executive offices)
(Zip Code)



Registrant's telephone number,
including area code:               (713) 853-6220

ITEM 5.  OTHER EVENTS

On August 18, 1997, Enron Global Power & Pipelines L.L.C. ("EPP") entered into an Agreement and Plan of Merger with Enron Corp. ("Enron") and Enron International Merger L.L.C. (the "Agreement"), as more fully described in the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein and in the press release of EPP dated August 18, 1997, which is filed as Exhibit 99.1 hereto.

The Agreement contemplates the merger of a subsidiary of Enron with and into EPP in a transaction whereby the shareholders of EPP other than Enron and entities controlled by Enron would receive Enron common stock having a market value (based on the average trading price of Enron common stock for a 20 trading day period prior to the completion of the merger) of $35 per share. The merger is conditioned upon the approval of (i) a majority of the common shares of EPP outstanding and (ii) a majority of the EPP common shares held by persons other than Enron and entities controlled by Enron present and voted at the shareholders meeting to be called to vote upon the merger.

The merger is anticipated to become effective in the fourth quarter of 1997.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

      (c)  Exhibits

EXHIBIT NO.             DESCRIPTION

2.1 Agreement and Plan of Merger among Enron Corp., Enron International Merger L.L.C. and EPP dated August 18, 1997

99.1                    Press release dated August 18, 1997

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          ENRON GLOBAL POWER & PIPELINES L.L.C.



Date:  August 22, 1997                    By: /S/  KURT S. HUNEKE
                                                     Kurt S. Huneke
                                                      President and
                                                 Chief Financial Officer

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER
  2.1 Agreement and Plan of Merger among Enron Corp., Enron International Merger L.L.C. and Enron Global Power & Pipelines L.L.C. dated as of August 18, 1997.

 99.1       Press release dated August 18, 1997.